UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 11, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 8.01 - Other Events

On July 18, 2014 the Company entered into a confidential non-binding Memorandum of Understanding with World Hosts Financiers Limited a BVI company, collectively the "Parties" to acquire Maltese enterprise licenced under the Maltese Lotteries and Gaming Authority. The Parties have agreed to a reasonable due diligence period during which the details of the transaction will remain confidential.

The enterprise owns and operates an online live casino and gaming platform, software, technical design, intellectual property and a fully trained staff including a operating staff of dealers, croupiers and security as well as a deep regiment of IT specialists, hardware engineers and software designers.

On August 11, 2014 the Company completed the First Payment instalment of
EUR 125,000 in accordance with the terms of the Memorandum of Understanding. The Parties have commenced legal, technical and financial due diligence. The Company will file additional details including the terms of the proposed acquisition agreement as well as organizational information on form 8-k as required.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  August 11, 2014.                  EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer